SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2006

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-32667	75-2794300
(Commission File Number)	(I.R.S Employer
Identification No.)

500 West Wall, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (432) 683-5422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Consummation of the Share Exchange with Cap Rock Holding Corporation

Item 3.03 Material Modification to Rights of Security Holders

Item 5.01 Changes in Control of Registrant

On May 11, 2006, pursuant to an Agreement and Plan of Share Exchange dated as of November 4, 2005 (attached as Exhibit 2.1 to the current report on Form 8-K filed by Cap Rock Energy Corporation (the “Company”) on November 9, 2005), Cap Rock Holding Corporation (“CHC”) acquired all the outstanding shares of common stock of the Company (other than shares owned by the Company and certain shares held by members of the Company’s management that were exchanged for shares of CHC immediately prior to the consummation of the transaction), as described in the Schedule 13E-3/A filed by the Company on May 12, 2006. As consideration, each such share of the Company’s common stock was converted into the right to receive $21.75.

With respect to the source of funds for this consideration, the information set forth in the final proxy statement filed by the Company with the SEC on January 30, 2006, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, under the following caption is incorporated herein by reference:  “SPECIAL FACTORS—Source of Funds for the Share Exchange and Related Transactions.”

Additional Developments

Item 1.02 Termination of a Material Definitive Agreement.

On May 11, 2006, the Company paid $27,414,599.48 in satisfaction of all principal and interest owed to the National Rural Utilities Cooperative Finance Corporation under a promissory note dated as of February 7, 2003.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2006, the Company’s wholly owned subsidiary, NewCorp Resources Electric Cooperative, Inc. (“NewCorp”) obtained a five-year revolving credit facility in the amount of $15,000,000 from Royal Bank of Canada to be used solely for the working capital and other general corporate purposes of CHC and its subsidiaries. CHC and NewCorp’s subsidiaries are guarantors under the facility. The obligations of NewCorp and the guarantors are secured by perfected first priority security interests in substantially all their assets.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of 6:00 p.m., Central Daylight Time, on May 11, 2006, Russell E. Jones, Sammie D. Buchanan, Floyd K. Ritchey and Michael D. Schaffner resigned from the Company’s Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The articles of incorporation of the Company were amended and restated in their entirety, among other things, to remove the provisions related to limiting the voting rights of any shares in excess of 5% of the total outstanding shares held by one shareholder to 1/100 vote per share, alter the indemnification and liability limits provisions of such articles, change the number of currently-serving directors, modify the registered office and agent, remove the restrictions on shareholders taking action through unanimous written consent, delete the provisions related to business combinations and eliminate the provisions related to amending certain articles within the articles of incorporation.

The By-laws of the Company were amended and restated in their entirety, among other things, to simplify the procedures necessary to call and set an agenda for shareholders’ meetings, change the percentage of shareholders necessary for a quorum, remove the special procedures for nominating directors, delete references to different classes of directors and alter the indemnification provisions.

Both the amended and restated articles of incorporation and amended and restated By-laws were approved and adopted by the sole shareholder of the Company at a special meeting held on May 12, 2006 and by the Board of Directors of the Company by unanimous written consent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Articles of Incorporation of the Company

3.2 Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPORATION

	By:	/s/ Melissa D. Davis
May 16, 2006	Melissa D. Davis
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company